Exhibit 1.1

ARMOUR Residential REIT, INC.

Up to 40,000,000 shares of Common Stock

($0.001 par value per share)

Equity Distribution Agreement

October 11, 2011

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

JMP Securities LLC

600 Montgomery Street

San Francisco, California  94111

Ladenburg Thalmann & Co. Inc.

520 Madison Avenue

9th Floor

New York, NY 10022

Gentlemen:

ARMOUR Residential REIT, Inc., a Maryland corporation (the “Company”), and  ARMOUR Residential Management LLC (the “Manager”) confirms their agreement (this “Agreement”) with Deutsche Bank Securities Inc. (“Deutsche Bank”), JMP Securities LLC (“JMP”) and Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and together with Deutsche Bank and Ladenburg, the (“Agents”), as follows:

1.

Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents, acting as agent and/or principal, shares (the “Placement Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), in an aggregate amount up to 40,000,000 Placement Shares (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and that the Agents shall have no obligation in connection with such compliance, provided that the Agents strictly follow the trading instructions provided pursuant to any Placement Notice. The issuance and sale of Placement Shares through the Agents shall be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue Common Stock.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), with the Commission a Registration Statement on Form S-3 (No. 333-173682), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Placement Shares (the “Prospectus Supplement”). The Company will furnish to each of the Agents, for use by the Agents, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, as well as any comparable successor registration statement filed by the Company for the sale of shares of its Common Stock, including the Placement Shares, collectively are herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with the then issued Issuer Free Writing Prospectus(es) (as define herein), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System or, if applicable, the Interactive Data Electronic Applications (collectively, “EDGAR”).

2.

Placements. Each time that the Company wishes to issue and sell the Placement Shares hereunder (each, a “Placement”), it will notify each Agent by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Placement Shares to be sold, which shall at a minimum include the number of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day (as defined in Section 3), and any minimum price below which sales may not be made.  A form of Placement Notice, which contains such minimum required sales parameters, is attached hereto as Exhibit 1.    A Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from each of the Agents set forth on Schedule 2, as amended from time to time. The Placement Notice shall be effective upon receipt by the Agents unless and until (i) in accordance with the notice requirements set forth in Section 4, the Agents decline to accept the terms contained therein for any reason, in their respective, sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (v) the Agents decline or continue to make sales under an existing Placement Notice, for any reason, in their respective, sole discretion, or (vi) the Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Agents in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Agents will have any obligation whatsoever with respect to a Placement Notice or any Placement Shares unless and until the Company delivers a Placement Notice to each Agent and none of the Agents declines such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.   Notwithstanding anything to the contrary contained herein, no Placement Notice shall be delivered by the Company at any such time as the Company’s directors and officers would not be permitted to buy or sell shares in the open market because of the existence of material nonpublic information or applicable blackout periods (such as under the Company’s insider trading policy).

3.

Sale of Placement Shares by the Agents. Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agents, for the period specified in the Placement Notice, will use their commercially reasonable efforts consistent with their customary trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.  Notwithstanding anything to the contrary, the Agents, amongst themselves, shall determine whether one or more of the Agents will act under a particular Placement Notice and will agree upon an allocation between them of the commissions prescribed by Section 2.   The Agent or Agents acting under a Placement Notice will provide written confirmation to the Company (including by email correspondence), with a copy to any Agent not acting under a Placement Notice, no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which sales of Placement Shares have been made hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company.  The Agents may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE AMEX (the “Exchange”), on any other existing trading market for the Common Stock or to or through a market maker. With the prior consent of the Company, the Agents may also sell Placement Shares in privately negotiated transactions. During the term of this Agreement and notwithstanding anything to the contrary herein, each Agent agrees that in no event will it or any Agent Affiliate (as defined in Section 9(a), below) engage in any market making, bidding, stabilization or other trading activity with regard to the Common Stock if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act.  For the purposes hereof, “Trading Day” means any day on which shares of the Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

4.

Suspension of Sales. The Company or any of the Agents may, upon notice to the other parties in writing (including by email correspondence to each of the individuals of the other parties set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair the other party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.

5.

Representations and Warranties of the Company. The Company and the Manager represent and warrant to each of the Agents that as of each Applicable Time (as defined below):

(a)

Compliance with Registration Requirements. The Registration Statement has been filed with the Commission under the Securities Act and declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission. The Company satisfied all applicable requirements for the use of Form S-3 under the Securities Act when the Registration Statement was filed. The Commission has not issued an order preventing or suspending the use of the base prospectus, any Free Writing Prospectus (as defined below) or the Prospectus relating to the proposed offering of the Placement Shares and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission. The Prospectus delivered to the Agents for use in connection with the offering of Placement Shares was, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the respective times and each Applicable Time, each part of the Registration Statement and each amendment thereto became effective or was deemed effective, as the case may be, the Registration Statement complied and will comply in all material respects with the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The immediately preceding sentence does not apply to statements in or omissions from the Registration Statement or any amendments or supplements thereto based upon and in conformity with written information furnished to the Company by an Agent specifically for use therein.

(b)

Delivery of Offering Materials. The Company has delivered to each of the Agents, or made available through EDGAR, one complete copy of the Registration Statement and of each consent of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), and the Prospectus, as amended or supplemented, in such quantities and at such places as such Agent has reasonably requested.

(c)

Prospectus. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof and at each Applicable Time, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from the Prospectus or any amendments or supplements thereto based upon and in conformity with written information furnished to the Company by an Agent specifically for use therein. “Applicable Time” means the date of this Agreement, each Representation Date (as defined in Section 7(m) hereof), the date on which a Placement Notice is given, any date on which Placement Shares are sold hereunder, and such other times as agreed to by the Company and the Agents.

(d)

Financial Information. The financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and the Prospectus fairly present, in all material respects, the financial condition of the Company as of and at the dates indicated and the results of operations, changes in financial position, stockholders’ equity and cash flows for the periods therein specified. Such financial statements, schedules, and notes are in conformity with generally accepted accounting principles as consistently applied in the United States throughout the periods involved (except as otherwise stated therein). Any selected financial data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. Any pro forma financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Securities Act.

(e)

Incorporated Documents. Each document incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus heretofore filed, at the time it was or hereafter is filed with the Commission, conformed and will conform when filed in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(f)

Distribution of Materials; Free Writing Prospectuses. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Placement Shares other than the Prospectus and other materials, if any, permitted under the Securities Act to be distributed. Each “issuer free writing prospectus” as defined in Rule 433 of the Securities Act, relating to the Placement Shares (“Issuer Free Writing Prospectus”) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) of the Securities Act whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) of the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Securities Act, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by an Agent specifically for use therein. The Company has satisfied or will satisfy the conditions in Rule 433 of the Securities Act so as not to be required to file with the Commission any electronic road show.

(g)

Independent Auditors.  Each of EisnerAmper LLP (“Eisner”) and Deloitte & Touche LLP (“Deloitte”) is an independent certified public accountant as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”).  To the knowledge of the Company, each of Eisner and Deloitte is duly registered and in good standing with the PCAOB.  Neither Eisner nor Deloitte has during the periods covered by the financial statements included in the Registration Statement and in the Prospectus, provided to the Company or the Manager any non-audit services, as such term is defined in Section 10A(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

(h)

Organization.   Each of the Company and its subsidiaries (“Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary and, except where any failure to do so could not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, prospects, properties or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and its Subsidiaries is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect, except where failure to do could not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, individually or in the aggregate, if the subject of an unfavorable decision, could reasonably be expected to result, individually or in the aggregate, in having a Material Adverse Effect.

(i)

Capitalization.  The capitalization of the Company is as set forth under the caption “Capitalization” in the Prospectus, and the Common Stock conforms to the description thereof contained under the caption “Description of Capital Stock” in the Prospectus; the outstanding shares of capital stock have been duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock pursuant to the Company’s certificate of incorporation, by-laws or other governing documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound other than those described in the Prospectus.  None of the outstanding shares of the Company’s capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those specifically described in the Prospectus.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.  Neither the filing of the Registration Statement nor the offering or sale of the Placement Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities.  All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly by the Company, free and clear of any claim, lien, encumbrance or security interest.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of any Subsidiary other than those described in the Prospectus.

(j)

No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Prospectus, and except as described or contemplated in the Prospectus or otherwise disclosed to the Agents in writing: neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such Subsidiary, as the case may be; there has not been any Material Adverse Effect; and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(k)

No Violations. Except as could reasonably be expected not to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby result in a violation of, or constitute a default under, the certificate of incorporation, bylaws or other governing documents of the Company or any of its Subsidiaries, or any agreement, contract, mortgage, deed of trust, loan agreement, note, lease, indenture or other instrument, to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries.

(l)

Authority.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity.

(m)

Placement Shares.  The Placement Shares have been duly authorized and reserved for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.  The issuance of the Placement Shares pursuant to this Agreement will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscript for or purchase securities of the Company.  There are no restrictions upon the voting or transfer of the Placement Shares under the Company’s certificate of incorporation or by laws or any agreement or other instrument to which the Company is a party or otherwise filed as an exhibit to the Registration Statement.

(n)

Properties.  The Company and its Subsidiaries have good and marketable title in fee simple to all items of real property owned by them and good and marketable title to all personal property owned by them, in each case clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries.

(o)

No Actions.  There is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company which individually or in the aggregate could reasonably be expected to result in any Material Adverse Effect, which would materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby or which is required to be disclosed in the Prospectus.

(p)

Compliance with Law.  Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation could reasonably be expected to have a Material Adverse Effect.

(q)

No Stabilization Activity.  The Company has not taken and may not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Placement Shares.

(r)

Taxes.  The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, and all such tax returns are complete and correct in all material respects, and the Company and its Subsidiaries have not failed to pay any taxes which were payable pursuant to said returns or any assessments with respect thereto.  Neither the Company nor the Manager has knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company or its Subsidiaries.

(s)

Internal Controls.  The Company maintains a system or systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement or the Prospectus, since the date of the most recent evaluation of such system of internal accounting controls, there has been no material change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses.

(t)

Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act).  Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared.  To the Company’s knowledge, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(u)

Insurance.  The Company and its Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors’ and officers’ insurance, product liability insurance, and insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.  The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(v)

No Contributions.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(w)

No Investment Company Status. The Company is not and, after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(x)

No Brokerage Fees. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering of Placement Shares.

(y)

No Registration Rights. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(z)

NYSE Listing.  The Company’s Common Stock are listed on the New York Stock Exchange (“NYSE”) and the Company’s publicly traded warrants (“Warrants”) are listed on the NYSE Amex and the Company is currently in compliance with all continued listing standards and corporate governance standards of the NYSE and NYSE Amex, as the case may be, and the Company has no knowledge of any proceeding intended to suspend or terminate listing of its securities on the NYSE or the NYSE Amex, as the case may be.  The Common Stock and the Warrants are registered under Section 12(b) of the Exchange Act.

(aa)

SOX Compliance.  The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (“SOX”) that are currently effective and the rules and regulations promulgated in connection therewith.

(bb)

No Consents Required.  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained and made under the Securities Act and such as may be required by NYSE, NYSE Amex, the Financial Industry Regulatory Authority (“FINRA”) or under state securities laws or the laws of any foreign jurisdiction.

(cc)

No Conflicts. The execution, delivery and performance of this Agreement and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, except in the case of this clause (i) for such breaches, violations or defaults which could not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect or (ii) any agreement or instrument to which the Company is a party or by which the Company is bound, except in the case of this clause (ii) for such breaches, violations or defaults which could not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, or (iii) the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

(dd)

No Business in Cuba.  The Company is not presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

(ee)

No Real Property Holding Corporation Status.  At any time since its inception, the Company has not been a United States real property holding corporation within the meaning of Section 897(c) of the United States Internal Revenue Code of 1986, as amended (the “Code”).

(ff)

No Labor Disputes.  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(gg)

Intellectual Property.  Neither the Company nor its Subsidiaries own or possess the right to use any trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other similar rights (collectively, “Intellectual Property Rights”) that would reasonably be deemed (i) necessary or material to conduct its business as now conducted and as described in the Prospectus or that are (ii) necessary or material for the commercialization of the products, services and investments described in the Prospectus as being under development.  There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any of its Subsidiaries in or to any Intellectual Property Rights.  There is no pending, or to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company or any of its Subsidiaries infringes, misappropriates, or otherwise violates any Intellectual Property Rights of others.

(hh)

Licenses.  Except as could reasonably be expected not to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has breached and is currently in breach of any provision of any license, contract or other agreement governing the use by the Company or its Subsidiaries of Intellectual Property Rights owned by third parties (collectively, the “Licenses”) and, except as described in the Prospectus, no third party has alleged any such breach and the Company is unaware of any facts that would form a reasonable basis for such a claim.  To the knowledge of the Company, no other party to the Licenses has breached or is currently in breach of any provision of the Licenses.  Each of the Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms, and there has not occurred any breach or default under any such Licenses or any event that with the giving of notice or lapse of time would constitute a breach or default thereunder.  Except as could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has been and is currently involved in any disputes regarding the Licenses.  To the knowledge of the Company, all patents licensed to the Company pursuant to the Licenses are valid, enforceable and being duly maintained.  To the knowledge of the Company, all patent applications licensed to the Company pursuant to the Licenses are being duly prosecuted.

(ii)

Applicable Laws.  Except as described in the Registration Statement, the Prospectus, the Company and its Subsidiaries: (A) are and at all times have been in compliance in all material aspects with all statutes, rules, regulations, or guidance applicable to the Company and its Subsidiaries (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (B) have not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the Internal Revenue Services or any other federal, state or foreign governmental authority having authority over the Company (“Governmental Authority”) alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and neither the Company nor the Manager has any knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and neither the Company nor the Manager has any knowledge that any such Governmental Authority is considering such action; and (F) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(jj)

REIT Election.  The Company has made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Code for its taxable years ended December 31, 2009 and 2010 and will make a timely election to be subject to tax as a REIT for its taxable year ended December 31, 2011. Commencing with its taxable year ended December 31, 2009, the Company has been organized and operating in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s actual and proposed method of operation as set forth in the Registration Statement and the Prospectus does and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Prospectus are true, complete and correct in all material respects.

(kk)

Description of Operations and Business.  The description of the Company’s organization and actual and proposed method of operation and its qualification and taxation as a REIT set forth in the Registration Statement and the Prospectus is accurate and presents fairly the matters referred to therein in all material respects; the Company’s operating policies and investment guidelines described in the Registration Statement and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(ll)

Related-Party Transactions.  There are no business relationships or related-party transactions involving the Company or any Subsidiary or the Manager or any other person required to be described in the Prospectus that have not been described as required.

(mm)

Environmental Laws.  Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its Subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the knowledge of each of the Company and the Manager, threatened against the Company, any of its Subsidiaries, or any person or entity whose liability for any

Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the knowledge of each of the Company and the Manager, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(nn)

Intentionally Omitted.

(oo)

Employee Benefit Plans.  The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliates” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, or any of its ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(pp)

No Insider Loans.  There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or the Manager.  The Company has not taken any action prohibited by Section 402 of SOX.

(qq)

Certain Services.  None of the Company or its Subsidiaries or the Manager (collectively and individually, an “Entity”), or, to the knowledge of the Company, any director, officer, employee, representative or agent of any Entity or any affiliates thereof is providing services to the Company, except as described in the Prospectus.  No Entity or any director, officer, employee, representative or agent of any Entity or any affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its Subsidiaries and the Manager have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(rr)

Patriot Act, Etc.  The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) with respect to the Anti-Money Laundering Laws is pending, or to the knowledge of each of the Company and the Manager, threatened or contemplated.

(ss)

No Foreign Ownership Sanctions Applicable.  None of the Entities, nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of any of the Entities is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions; the Entity will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of Placement Shares, whether as agent, underwriter, advisor, investor or otherwise); and the Entity has not engaged in, is not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(tt)

No Undisclosed Sales of Securities.  Except as disclosed in the Prospectus, the Company has not sold, issued or distributed any shares of securities during the six-month period preceding the date hereof.

(uu)

Certain Other Data and Information in the Prospectus.  The market data and industry forecasts included in the Registration Statement and the Prospectus were obtained or derived from industry publications that are and were not at any time under the Company’s control which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. Any financial or other data regarding Bimini Capital Management, Inc. (“Bimini”) or its affiliates or its direct and indirect subsidiaries, that is included in the Registration Statement, the Prospectus or the Applicable Date Disclosure Package is derived from Bimini’s publicly-available reports and is accurate in all material respects.

(vv)

Non-GAAP Information.  All “non-GAAP financial measures” (as defined in the Regulations) included in the Registration Statement or the Prospectus comply with the requirements of Regulation G and Item 10 of Regulation S-K under the Regulations.

(ww)

No Non-Compete Obligations.  To the Company’s knowledge, no director or officer is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect each director’s or officer’s ability to be and act in the capacity of a director or officer of the Company.

(xx)

No Unlawful Influence.  The Company has not offered, or caused the Agents to offer, the Placement Shares to any person or entity with the intention of unlawfully influencing a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(yy)

Foreign Corrupt Practices Act.  Neither the Company, the Manager nor, to the Company’s knowledge, any affiliate of the Company or the Manager is aware of or has taken any action, directly or indirectly, that: (i) would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or otherwise subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not done in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might adversely affect the assets, business or operations of the Company, including, without limitation, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction).  The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

(zz)

No Finder’s Fees or Similar Agreements.  Except as described in the Registration Statement or the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or the Manager with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company, the Manager any affiliate of the Company or Manager that may affect the Agents’ compensation, as determined by FINRA.

(aaa)

No FINRA Member Payments. Except as described in the Registration Statement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the past twelve months, other than payments to the Agents in connection with the offering of Placement Shares.

(bbb)

No Loans to FINRA members.  To the Company’s knowledge, no affiliate of the Company has made a subordinated loan to any member of FINRA.

(ccc)

No Proceeds to FINRA members. No proceeds from the sale of the Placement Shares (excluding the Agents’ compensation prescribed herein) will be paid to any FINRA member, or any persons associated or affiliated with a member of FINRA, except as specifically authorized herein.

(ddd)

No Conflict of Interest.  To the Company’s knowledge, no FINRA member intending to participate in the purchase of Placement Shares hereby has a conflict of interest with the Company.  For this purpose, a “conflict of interest” exists when a member of FINRA and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity.  “Members participating” include managing agents, syndicate group members and all dealers which are members of FINRA.

(eee)

No Agreements with Agents.  Except with respect to the Agents in connection with the offering of Placement Shares prescribed hereby or as described in the Registration Statement, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential agents in the offering of Placement Shares and/or any related persons.

The Company acknowledges that the Agents and, for purposes of the opinions to be delivered pursuant to this Agreement, counsel to the Company and counsel to the Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

6.

Sale and Delivery; Settlement.

(a)

Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agents’ acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agents, for the period specified in the Placement Notice, will use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company and the Manager acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling Placement Shares, (ii) the Agents will determine between themselves the allocation of Placement Shares to be sold by or through each of them and the allocation of the commissions payable by the Company under Section 2 hereof, (iii) no Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Agreement and (iii) no Agent shall be under any obligation to purchase Placement Shares on a principal basis pursuant to this Agreement.

(b)

Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agents at which such Placement Shares were sold, after deduction for (i) the Agents’ commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Agents hereunder pursuant to Section 7(g) (Expenses) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)

Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the applicable Agent’s or its designee’s account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent or Agents acting under the applicable Placement Notice will deliver the related Net Proceeds in same-day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company will, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution), (i) hold the Agents harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Agents any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)

Denominations; Registration. Certificates for the Placement Shares, if any, shall be in such denominations and registered in such names as the Agents may request in writing at least one full business day before the Settlement Date. The certificates for the Placement Shares, if any, will be made available for examination and packaging by the Agents in The City of New York not later than noon (New York time) on the business day prior to the Settlement Date.

(e)

Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate gross sales proceeds sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agents in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares at a price lower than the minimum price authorized from time to time by the Company’s board of directors, duly authorized committee thereof or a duly authorized executive committee, and notified to the Agents in writing.

7.

Covenants of the Company. The Company covenants and agrees with each Agent that:

(a)

Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Agents under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(b)

Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares; and the Company will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.

(c)

Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Agents under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agents to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)

Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agents under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the NYSE (or the Company’s then principal trading market for its Common Stock).

(e)

Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement and the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, the Company will not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR.

(f)

Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. “Earnings statement” and “make generally available” will have the meanings contained in Rule 158 under the Securities Act.

(g)

Expenses.  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of the Company’s obligations hereunder, which the parties acknowledge include expenses relating to: (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, and of this Agreement, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the printing and delivery by the Agents of copies of the Prospectus and any amendments and supplements thereto, (iv) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, and (v) the filing fees and expenses (including counsel fees), if any, related to the filing and clearance of the transactions and related documentation with the Commission and FINRA. The Company will pay to the Agents upon execution of this Agreement (allocated among the Agents as they may instruct the Company in writing) all reasonable and customary expenses incurred by them through the date hereof and incident to the negotiation and performance of the Agents obligations hereunder (“Reimbursable Expenses”), including fees and disbursements of counsel to the Agents, consultant fees, travel and lodging expenses and any other fees and expenses incurred by the Agents in connection with this Agreement and the transactions contemplated hereby, not to exceed $50,000 in the aggregate (“Expense Cap”).  Reimbursable Expenses (including expenses incurred in connection with each settlement/closing under Section 6 hereof) incurred by the Agents following the date hereof shall be invoiced to the Company in reasonable detail by the Agents and paid by the Company at the earlier of the then next settlement/closing under Section 6 hereof and ten (10) days after the delivery of such invoice to the Company; provided that such post-signing reimbursements shall count toward and be subject to the Expense Cap.

(h)

Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)

Notice of Other Sales. During either the pendency of any Placement Notice given hereunder, or any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agents, the Company shall provide the Agents with notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any employee or director stock option or benefits plan or stock ownership plan or issuances permitted by FINRA (ii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time or (iii) the issuance of Common Stock upon the exercise of any currently outstanding warrants, options or other rights in effect or outstanding and disclosed in filings by the Company available on EDGAR.

(j)

Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agents pursuant to this Agreement.

(k)

Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents or their representatives or agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(l)

Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing date under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(m)

Representation Dates; Certificate.  Each time the Company: (i) files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares), the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (iii) files its quarterly reports on Form 10-Q under the Exchange Act or (iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company and the Manager shall furnish the Agents with a certificate, in the form attached hereto as Exhibit 7(m) within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or the Agent sells any Placement Shares, the Company shall provide the Agents with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n)

Legal Opinion. On the date of the first Placement Notice is given hereunder, the Company shall cause to be furnished to the Agents a written opinion dated as of the date of such Placement Notice of Akerman Senterfitt (“Company Counsel”), in the form of Exhibit 7(n) hereto.  Within three Trading Days of each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to the Agents a written opinion of Company Counsel in the foregoing form; provided, however, that in lieu of such opinion, Company Counsel last furnishing such opinion to the Agents may furnish to the Agents a letter substantially to the effect that the Agents may rely on such prior opinion to the same extent as though dated the date of such letter authorizing reliance.

(o)

Comfort Letter. On the date of the first Placement Notice is given hereunder, the Company shall cause its independent accountants (and/or any other independent accountants whose report is included in the Registration Statement or the Prospectus), to furnish the Agents with a letter (the “Initial Comfort Letter”) in form and substance satisfactory to the Agents (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act, and the PCAOB, and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.  Within three Trading Days of each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause such auditors to provide a supplemental comfort letter to the Agents which shall state that such auditors have followed such procedures as they deem necessary to determine that no changes or modifications to the Initial Comfort Letter are necessary except as set forth in such supplemental letter, together with a  a customary “circle up” of the  relevant sections of the 10-Q, 10-K or other documents filed by the Company with the Commission that contain updated or changed information of the type for which the auditors customarily give comfort.

(p)

Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares to be issued and sold pursuant to this Agreement other than the Agents.

(q)

Filings with the NYSE.  The Company will timely file with the NYSE (and/or the Company’s then principal trading market for its Common Stock) all material documents and notices required by the NYSE (or such other principal trading market) of companies that have or will issue securities that are traded on the NYSE (or such other principal trading market)

(r)

Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(s)

No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Agents in its capacity as principal or agent hereunder, neither of the Agents nor the Company (including its agents and representatives, other than the Agents in their capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Placement Shares to be sold by the Agents as principal or agent hereunder. The Company will treat each Agent-approved Issuer Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act, and will comply with the requirements of Rule 433 of the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(t)

Sarbanes-Oxley Act.  The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements.  The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of SOX, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its Chief Executive Officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them, particularly during the period in which such periodic reports are being prepared.

(u)

Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock and Warrants.

(v)

Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Shares sold through the Agents during the relevant period.

(w)

Market Stabilization. The Company will not, and will use its commercially reasonable efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Placement Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Placement Shares during the pendency of any Placement Notice or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company during the pendency of any Placement Notice; provided, however, that upon consent of the Agents, the Company may bid for and purchase Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(x)

Listing. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agents under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the NYSE (or such other principal trading market for the Company’s Common Stock)

(y)

Available Shares. The Company will ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out its authorized but unissued shares of Common Stock, of the Maximum Amount.

8.

Conditions to the Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement Notice will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Manager herein, to the due performance by the Company and the Manager of its respective obligations hereunder, to the completion by the Agents of a due diligence review satisfactory to them in their reasonable judgment, and to the continuing satisfaction (or waiver by the Agents in their sole discretion) of the following additional conditions:

(a)

Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)

No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)

Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, the effect of which, in the reasonable judgment of the Agents (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(d)

Legal Opinion. The Agents shall have received the opinion of Company Counsel required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n).

(e)

Comfort Letter.  The Agents shall have received the Initial Comfort Letter and any update letters required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

(f)

Representation Certificate.  The Agents shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(g)

No Exchange Suspension or FINRA Objection. Trading in the Common Stock shall not have been suspended on the NYSE. FINRA shall not have objected to the fairness or reasonableness of the terms or arrangements under this Agreement.

(h)

Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Agents such appropriate further information, certificates and documents as the Agents may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish the Agents with such conformed copies of such opinions, certificates, letters and other documents as the Agents shall reasonably request.

(i)

Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(j)

Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the NYSE at, or prior to, the issuance of any Placement Notice.

(k)

Termination of Agreement. If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by any of the Agents by notice to the Company. Notice of such cancellation shall be given in writing and addressed to each of the individuals of the Company set forth on Schedule 2.

(l)

No Termination Event. There shall not have occurred any event or condition that would permit the Agents to terminate this Agreement pursuant to Section 11.

9.

Indemnification and Contribution.

(a)

Company Indemnification. The Company agrees to indemnify and hold harmless each Agent, and its respective directors, officers, partners, employees and agents and each person, if any, who (i) controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with such Agent (an “Agent Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendments thereto (including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B, if applicable) or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any breach of any representation or warranty of the Company or the Manager contained herein; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from or is caused directly or indirectly by an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of such Agent expressly for inclusion in the Registration Statement or Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)

Agent Indemnification. Each Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (a “Company Affiliate”) against any and all losses, liabilities, claims, damages and expenses to which the Company, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, as and when incurred, but only insofar as such loss, liability, claim, damage or expense arises from or is caused directly or indirectly by an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of such Agent expressly for inclusion in the Registration Statement or Prospectus.

(c)

Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on the written advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on the written advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d)

Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agents, the Company and the Agents will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the agents, if any), to which the Company and the Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, Deutsche Bank, Ladenburg and JMP, respectively.  The relative benefits received by the parties hereto shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the applicable Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, Deutsche Bank, Ladenburg and JMP, respectively, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, Deutsche Bank, Ladenburg or JMP, respectively, and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), neither Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of an Agent, will have the same rights to contribution as that party, and each trustee of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.

Representations and Agreements to Survive Delivery. All representations and warranties of the Company and the Manager herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agents, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefore or (iii) any termination of this Agreement.

11.

Termination.

(a)

Termination; General. Any Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event involving a prospective change, which individually or in the aggregate, in the sole judgment of such Agent has or could have a Material Adverse Effect and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Placement Shares has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or limited, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities.

(b)

Termination by the Company. The Company shall have the right to terminate this Agreement by giving ten days notice as specified herein to the Agents.

(c)

Termination by the Agents. In addition to the rights set forth in Section 11(a), each Agent shall have the right to terminate this Agreement by giving ten days notice to the Company.

(d)

Automatic Termination. Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of the Maximum Amount of Placement Shares through the Agents pursuant to this Agreement.

(e)

Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date specified in such notice by an Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(f)

Survival.  The provisions of Sections 7(g), 9, 16 and 17 hereof and the obligation herein to pay any discount, commission or other compensation accrued, but unpaid, shall survive any expiration or termination of this Agreement.

12.

Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Deutsche Bank,

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Fax No.: (212) 797-9344

Attention: Equity Capital Markets Syndicate Desk

with a copy to

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Fax No.: (212) 797-4561

Attention:  General Counsel

sent to JMP,

JMP Securities LLC

600 Montgomery Street

San Francisco, California 94111

Fax No.: (415) 835-8920

Attention:  Tosh Chandra, Vice President

sent to Ladenburg,

Ladenburg Thalmann & Co. Inc.

520 Madison Avenue

New York, New York 10022

Fax No.: (212) 409-2169

Attention:  Steve Kaplan

with copies in each case sent to,

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Fax No.: (212) 818-8881

Attention:  David Alan Miller, Esq.

sent to the Company,

ARMOUR Residential REIT, Inc.

3001 Ocean Drive, Suite 201

Vero Beach, FL 32963

Fax No.: (561) 348-2408

Attention: Jeffrey Zimmer,

with copies to,

Akerman Senterfitt

One S.E. Third Avenue, Suite 2500

Miami, Florida  33131

Fax No.: (305) 374-5095

Attention:  Bradley D. Houser

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

13.

Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Manager and the Agents and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

14.

Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Placement Shares.

15.

Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and placement notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof; provided, that nothing herein shall be deemed to terminate or modify any ongoing or existing obligations arising under the underwriting agreements entered into by the Company, the Manager and any of the Agents prior to the date hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Manager and each of the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16.

Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.

WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE MANAGER AND EACH OF THE AGENTS HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

18.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

19.

Absence of Fiduciary Relationship. The Company and the Manager acknowledges and agrees that:

(a)

the Company is a sophisticated business enterprise that has retained the Agents for the limited purposes set forth in this Agreement, and Deutsche Bank’s, Ladenburg’s, JMP’s, the Company’s and the Manager’s respective rights and obligations are contractual in nature;

(b)

the Company and the Manager are each capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)

the Company and the Manager has been advised that each of the Agents and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that no Agent has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship;

(d)

the Company and the Manager each disclaims any intention to impose fiduciary obligations on any of the Agents by virtue of the engagement contemplated by this Agreement;

(e)

no Agent has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company and the Manager have each consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(f)

each of Deutsche Bank, Ladenburg and JMP is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transaction for its own account or the account of its customers and hold long or short positions in the Common Stock; and

(g)

the Company and the Manager each waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agents shall have no liability (whether direct or indirect) to the Company or the Manager in respect to such fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Manager, including shareholders, partners, employees or creditors of the Company or the Manager.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company, the Manager and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the parties.

Very truly yours,

ARMOUR Residential REIT, Inc.

By: /s/ Scott J. Ulm

Name: Scott J. Ulm

Title: Co-Chief Executive Officer

ARMOUR Residential Management LLC

By:  /s/ Scott J. Ulm

Name: Scott J. Ulm

Title: Co-Chief Executive Officer

DEUTSCHE BANK SECURITIES INC.

By:  /s/ Neil Abromovage

Name: Neil Abromovage

Title: Managing Director

By:  /s/ Brian Rigney

Name:

Brian Rigney

Title:

Managing Director

JMP SECURITIES LLC

By:  /s/ Kent Ledbetter

Name:

Kent Ledbetter

Title:

Managing Director

Director of Investment Banking

LADENBURG THALMANN & CO. INC.

By:  /s/ Peter H. Blum

Name:

Peter H. Blum

Title:

Vice Chairman

Exhibit 1

FORM OF PLACEMENT NOTICE

From:

[                              ]

Cc:

[                              ]

To:

[                              ]

Subject: Equity Distribution — Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement by and among ARMOUR Residential REIT, Inc. (the “Company”) and Deutsche Bank Securities Inc., JMP Securities LLC and Ladenburg Thalmann & Co. Inc. (“the Placement Agents”) dated October __, 2011 (the “Agreement”), I hereby request on behalf of the Company that the Placement Agents sell up to [         ] shares of the Company’s common stock at a minimum market price of $[          ] per share.

It is understood that the Placement Agents shall determine between themselves which of them shall act under this Placement Notice.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE PLACEMENT AGENTS, AND/OR THE CAPACITY IN WHICH THE PLACEMENT AGENTS MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

Schedule 2

Placement Notice Authorized Personnel

Deutsche Bank Securities Inc.

Name	Title	Email Address
Brian Rigney	Managing Director	brian.rigney@db.com
Nicole Massachi	Associate	nicole.massachi@db.com
Becky Johnson	Vice President	becky-c.johnson@db.com

JMP Securities LLC

Name	Title	Email Address
Scott Raaka	Director, Corporate Services	sraaka@jmpsecurities.com
Janet Tarkoff	Managing Director, General Counsel	jtarkoff@jmpsecurities.com
Tosh Chandra	Vice President, Investment Banking	tchandra@jmpsecurities.com
Gil Mogavero	Chief Compliance Officer	gmogavero@jmpsecurities.com

Ladenburg Thalmann & Co.

Name	Title	Email Address
Steven Kaplan	Managing Director	skaplan@ladenburg.com

Schedule 3

The Agents shall be paid compensation equal to 2% of the gross proceeds from the sale of Placement Shares pursuant to the terms of this Agreement

Exhibit 7(m)

Pursuant to Section 7(m) of the Agreement (the “Agreement”), dated as of October 11, 2011 by and among ARMOUR Residential REIT, Inc. (the “Company”), ARMOUR Residential Management LLC (the “Manager”), Deutsche Bank Securities Inc. (“Deutsche Bank”), JMP Securities LLC (“JMP”) and Ladenburg Thalmann & Co (“Ladenburg”), the undersigned Chief Executive Officer and Chief Financial Officer of each of the Company and the Manager, respectively, hereby represent and warrant to each of Deutsche Bank, Ladenburg and JMP that, as of the date indicated below:

1.

The representations and warranties of the Company and the Manager in the Agreement, as applicable, are true and correct, as if made at and as of the date indicated next to the signatures below, and the Company and the Manager have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

2.

No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or, to their knowledge, contemplated;

3.

Any and all filings required by Rules 424, 430A, 430B and 430C under the Securities Act have been timely made;

4.

The undersigned have carefully examined the Registration Statement and the Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein; the Registration Statement or any amendment thereto does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus or any supplements thereto do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

5.

Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth; and

6.

Since the effective date of the Registration Statement, neither the Company nor any of its Subsidiaries have sustained any loss by strike, fire, flood, accident or other calamity (whether or not insured), or have become a party to or the subject of any litigation, which is material to the Company or its Subsidiaries taken as a whole, nor has there been a material adverse change in the general affairs, business, key personnel, capitalization, financial position, earnings or net worth of the Company and its Subsidiaries, whether or not arising in the ordinary course of business, which loss, litigation or change, in the Agent’s judgment, shall render it inadvisable to proceed with the delivery of the Placement Shares.

Date:	October 11, 2011

Exhibit 7(n)

Form of Company Counsel Opinion

____________, 2011

DEUTSCHE BANK SECURITIES INC.

60 Wall Street, 4th Floor

New York, New York 10005

JMP SECURITIES LLC

450 Park Avenue, Suite 1500

New York, NY 10022

LADENBURG THALMANN & CO. INC.

153 East 53rd Street, 49th Floor

New York, NY 10022

Re:

ARMOUR Residential REIT, Inc.

Ladies and Gentlemen:

We have acted as counsel to ARMOUR Residential REIT, Inc., a Maryland corporation (the “Company”), and ARMOUR Residential Management, LLC, a Delaware limited liability company (“Manager”), in connection with the sale (the “Transaction”) of up to 40,000,000 shares of the Company’s common stock, (the “Placement Shares”), pursuant to that certain Equity Distribution Agreement (the “Distribution Agreement”) dated October 11, 2011, among the Company and the Manager, on the one hand, and Deutsche Bank Securities Inc., JMP Securities LLC and Ladenburg Thalmann & Co. Inc. (each, an “Agent” and together the “Agents”) on the other hand.

This opinion is being delivered to you pursuant to Section 7(n) of the Distribution Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with issuing this opinion, we have reviewed originals or copies of the following documents:

(1)

The Registration Statement of the Company on Form S-3 (File No. 333-173682) relating to the Placement Shares, and Amendment No. 1 thereto (said Registration Statement in the form in which it became effective being referred to herein as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the General Rules and Regulations promulgated thereunder (the “Rules and Regulations”);

(2)

The final Prospectus Supplement to the prospectus dated May 4, 2011 relating to the offer and sale of the Placement Shares, dated October 11, 2011, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations under the Securities Act (the “Prospectus Supplement”);

(3)

The other filings by the Company with the Commission that together with the Registration Statement and Prospectus Supplement constitute offering materials delivered to the Agents pursuant to Section 5(b) of the Distribution Agreement (the “Time of Sale Disclosure Package”);

(4)

The Notice of Effectiveness that was issued by the U.S. Securities and Exchange Commission (“SEC”) stating that the Registration Statement was declared effective under the Securities Act on May 4, 2011 at 4:00 P.M.;

(5)

A certificate of the Company of representations relating to its REIT status in the form of Exhibit “A” hereto;

(6)

The Distribution Agreement; and

(7)

The documents that are filed as exhibits to the Registration Statement.

The foregoing documents and instruments are sometimes referred to herein as the “Documents.”

Additionally, in connection with issuing this opinion letter we have reviewed originals or copies of the following other documents:

(i)

the following authorization documents with respect to the Company:

a.

the Articles of Incorporation of the Company, as amended to date, certified as true and complete by the Maryland State Department of Assessments and Taxation on ________________, 2011 (the “Articles”);

b.

the By-Laws of the Company, as amended to date, certified as true and correct by the Co-Chief Executive Officer of the Company (the “By-Laws,” and together with the Articles, the “Company Organizational Documents”);

c.

resolutions and minutes of the board of directors of the Company, dated _______, 2011, which have been certified as true and correct by the Co-Chief Executive Officer of the Company;

d.

Certificate of Good Standing of the Company issued by the Maryland State Department of Assessments and Taxation, dated _____________, 2011;

e.

Certificate of Status of the Company issued by the Florida Department of State, dated ______________, 2011 (the “Company Florida Certificate of Status”); and

f.

a certificate to counsel from the Company, dated ______________, 2011, a copy of which is attached hereto as Exhibit “B” (the “Company Certificate to Counsel”).

(ii)

      the following authorization documents with respect to the Manager:

a.

the Certificate of Formation of the Manager, as amended to date, certified as true and complete by the Delaware Secretary of State on ______________, 2011 (the “Articles”);

b.

the Operating Agreement of the Manager, dated March 4, 2008 among the members of the Manager (the “Operating Agreement,” and collectively with the Articles, the “Manager’s Organizational Documents”);

c.

resolutions of the Board of Directors of the Manager, dated December 10, 2010;

d.

Certificate of Status of the Manager issued by the Delaware Secretary of State, dated ______________, 2011;

e.

 Certificate of Status of the Company issued by the Florida Department of State, dated _______________, 2011 (the “Manager Florida Certificate of Status”); and

f.

a certificate to counsel from the Manager, dated ____________, 2011, a copy of which is attached hereto as Exhibit “C” (the “Manager Certificate to Counsel”); and

(iii)

the following authorization documents with respect to Enterprise Acquisition Corp., a Delaware corporation (“Enterprise”), which is a wholly-owned subsidiary of the Company:

a.

the Certificate of Incorporation of Enterprise, as amended to date, certified as true and complete by the Delaware Secretary of State on ________________, 2011 (the “Articles”);

b.

the By-Laws of Enterprise, as amended to date, certified as true and correct by the Corporate Secretary of Enterprise;

c.

Certificate of Good Standing of the Company issued by the Delaware Secretary of State, dated ________________, 2011;

d.

Certificate of Status of the Company issued by the Florida Department of State, dated __________________, 2011 (the “Enterprise Florida Certificate of Status”); and

e.

a certificate to counsel from the officers of Enterprise, dated _____________, 2011, a copy of which is attached hereto as Exhibit “D” (the “Enterprise Certificate to Counsel” and, with the Company Certificate to Counsel and the Manager Certificate to Counsel, the “Certificates to Counsel”).

With your consent, we have relied upon, and assumed the accuracy of, the representations and warranties contained in the Distribution Agreement and in the Certificates to Counsel supplied to us by the Company, the Manager and Enterprise with respect to the factual matters set forth therein.  However, no opinion or factual confirmation is rendered hereunder as to the accuracy of the representations and warranties contained in the Distribution Agreement or in the Certificates to Counsel.  Further, the factual matters set forth in the Certificates to Counsel have been provided to us solely for our benefit in issuing this opinion, and no party other than this firm is entitled to rely upon them.

We have, with your consent, assumed that certificates of public officials dated earlier than the date of this opinion letter remain accurate from such earlier dates through and including the opinion letter date.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Transaction; (b) the legal existence of each party to the Transaction other than the Company and the Manager; (c) the power of each party to the Transaction, other than the Company and the Manager, to execute, deliver and perform the Distribution Agreement executed and delivered by such party and to do each other act done or to be done by such party; (d) the authorization, execution and delivery by each party, other than the Company and the Manager, of the Distribution Agreement; (e) the legality, validity, binding effect and enforceability as to each party, other than the Company and the Manager, of the Distribution Agreement; (f) there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of this opinion letter and no undisclosed prior waiver of any right or remedy contained in the Distribution Agreement; (g) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (h) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document encompassed within the diligence review undertaken by us; (i) each certificate or other document issued by a public authority is accurate, complete and authentic as of the date of the opinion, and all official public records (including their proper indexing and filing) are accurate and complete; (j) each recipient of the opinion letter has acted in good faith, without notice of any defense against enforcement of rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transaction, and has complied with all laws applicable to it that affect the Transaction; (k) the Transaction and the conduct of the parties to the Transaction comply with any requirement of good faith, fair dealing and conscionability; (l) routine procedural matters such as service of process or qualification to do business in the relevant jurisdiction(s) will be satisfied by the parties seeking to enforce the Distribution Agreement; (m) agreements (other than the Distribution Agreement as to which opinions are being given) and judgments, decrees and orders reviewed in connection with rendering the opinions will be enforced as written; (n) no action, discretionary or otherwise, will be taken by or on behalf of the Company or the Manager in the future that might result in a violation of law or otherwise constitute a breach or default under any of the Documents (or any other document related thereto) or under any applicable court order; (o) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement, modify or qualify the terms of the Documents or the rights of the parties thereunder; (p) the payment of all required documentary stamp taxes, intangible taxes and other taxes and fees imposed upon the execution, filing or recording of documents; and (q) with respect to the Transaction and the Documents, including the inducement of the parties to enter into and perform their respective obligations thereunder, there has been no mutual mistake of fact or undue influence and there exists no fraud or duress.

When used in this opinion letter, the phrases “to our knowledge,” “known to us” and the like means the conscious awareness of the lawyers in the “primary lawyer group” of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified, and does not imply that we have undertaken any independent investigation within our firm, with the Company, the Manager or Enterprise, or with any third party to determine the existence or absence of any facts or circumstances, and no inference should be drawn merely from our past or current representation of the Company, the Manager or Enterprise. For the avoidance of doubt, please be advised that in rendering this confirmation we have made no independent investigation, including, without limitation, any search of court records, search of the files of our firm or search of the files of the Company, Enterprise or Manager. Where any opinion or confirmation is qualified by the phrase “to our knowledge,” “known to us” or the like, it means that the lawyers in the “primary lawyer group” are without any actual knowledge or conscious awareness that the opinion or confirmation is untrue in any respect material to the opinion or confirmation.  For purposes of this opinion letter, the “primary lawyer group” means: (i) the lawyer who signs his or her name or the name of the firm to this opinion letter, (ii) the lawyers currently in the firm who are actively involved in preparing or negotiating this opinion letter, and (iii) the lawyers currently in the firm who are actively involved in negotiating or documenting the Transaction.

We are members of the Bar of the States of Florida and New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the Federal laws of the United States of America, the laws of the States of Florida and New York, the Maryland General Corporation Law (Md. Code Ann., Corp. & Ass’ns. Art., Titles 1-3, the “MGCL”)), the Delaware General Corporation Law (the “DGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”).  Accordingly, the opinions expressed herein are expressly limited to the Federal laws of the United States of America, the laws of the State of Florida, the MGCL, the DGCL and the DLLCA.

Based upon and subject to the foregoing and to the assumptions, limitations and qualifications contained herein, we are of the opinion that:

1.

The Company is a corporation organized, validly existing and in good standing as a corporation under the MGCL. Based solely on the Company Florida Certificate of Status, the Company is authorized to transact business as a foreign corporation in the State of Florida, and its corporate status in Florida is active.  The Manager is a limited liability company organized under the DLLCA and in good standing as a limited liability company in the state of Delaware. Based solely on the Manager Florida Certificate of Status, the Manager is authorized to transact business as a foreign limited liability company in the State of Florida, and its limited liability company status in Florida is active. Enterprise is a corporation organized, validly existing and in good standing as a corporation under the DGCL.  Based solely on the Enterprise Florida Certificate of Status, Enterprise is authorized to transact business as a foreign corporation in the State of Florida, and its corporate status in Florida is active. Each of the Company, the Manager and Enterprise have the entity power to own or lease their respective properties, to conduct their respective business as described in the Time of Sale Disclosure Package and to execute and deliver the Distribution Agreement and to perform their respective obligations thereunder.

2.

The Company has the authorized capital stock that is set forth in the Time of Sale Disclosure Package and the Prospectus. Based solely on: (a) certificate from Continental Stock Transfer and Trust Company, in its capacity as the Company’s Transfer Agent, and (b) the Certificate to Counsel, the Company has outstanding the securities set forth in the Time of Sale Disclosure Package and the Prospectus Supplement. There are no preemptive rights with respect to the Placement Shares under the MGCL or the Company’s Articles and By-Laws.

3.

The Placement Shares have been duly authorized by the Company, and, when delivered  and paid for in accordance with the terms of the Distribution Agreement, will be validly issued, fully paid and non-assessable.

4.

To our knowledge, except as described in or contemplated by the Registration Statement, the Time of Sale Disclosure Package and the Prospectus Supplement: (a) there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and (b) no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Placement Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any shares of Common Stock or other securities of the Company.

5.

The Registration Statement has become effective under the Securities Act. To our knowledge, no stop order proceedings with respect thereto and no proceeding for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or threatened.

6.

The Registration Statement, the Prospectus Supplement and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder (except that we express no opinion as to the financial statements and related schedules therein).

7.

We do not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus Supplement which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus Supplement are fairly summarized in all material respects.

8.

To our knowledge, there is no action, suit or proceeding, at law or in equity, or by or before any governmental agency, now pending or threatened against Company, Enterprise or Manager which is required to be described in the Registration Statement or the Prospectus Supplement that are not so described as required.

9.

The execution and delivery of the Distribution Agreement, the consummation of the transactions contemplated therein and the issuance and sale of the Placement Shares do not and will not: (a) conflict with or violate any of the terms or provisions of the Company Organizational Documents or the Manager Organizational Documents, (b) to our knowledge, conflict with or result in a material breach of, or default under, any of the terms or provisions of any contract that is filed as an exhibit to the Registration Statement, (c) to our knowledge, violate in any material respect any judgment, order or decree that is known to us that is applicable to the Company, Enterprise or the Manager of any court or administrative tribunal; and (d) violate any Applicable Laws (as defined below).

10.

The Company and the Manager have authorized the execution, delivery and performance of the Distribution Agreement by all necessary corporate and limited liability company action. The Distribution Agreement has been executed and delivered by the Company and the Manager.  The Distribution Agreement to which the Company and Manager are a party is a valid and binding obligation of Company and Manager, enforceable against Company and Manager in accordance with its terms.

11.

No approval, consent, authorization, or order of or filing with any governmental agency or body or any court is required under Applicable Laws for the consummation of the transactions contemplated by the Distribution Agreement in connection with the issuance and sale of the Placement Shares by the Company, except such as have been obtained and made under the Securities Act and such as may be required by New York Stock Exchange (“NYSE”) or FINRA.

12.

The Company is not and, after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof as described in the Time of Sale Disclosure Package or the Prospectus Supplement, will not be an investment company as defined in the Investment Company Act of 1940, as amended.

13.

The Company has not at any time since its inception been a United States real property holding corporation within the meaning of Section 897(c) of the Code.

14.

The Common Stock are listed on the NYSE and the publicly traded warrants of the Company are listed on the NYSE Amex, LLC, and such securities have been registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, which registration is in effect as of the date hereof.

15.

After giving effect to the offering and sale of the Placement Shares, the Company’s operations and structure enable it to meet the requirements for qualification and taxation as a REIT under the Code.

We have reviewed the Registration Statement, the Time of Sale Disclosure Package and the Prospectus Supplement and have participated in conferences with officers and other representatives of the Company, the Underwriters and the independent registered public accountants of the Company, at which conferences the contents of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus Supplement contained therein and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus Supplement (except as otherwise set forth in the foregoing opinion), solely on the basis of the foregoing without independent check and verification, nothing has come to our attention which leads us to believe that (A) the Registration Statement (or any amendment thereto), at the time it became effective and on the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) the Time of Sale Disclosure Package, at the Initial Sale Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) the Prospectus Supplement, as of its date and at the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that we express no opinion with respect to the financial information or other financial and statistical data and information set forth in the Registration Statement, the time of Sale Disclosure Package or the Prospectus Supplement).

When used in this opinion letter, the term “Applicable Laws” means the Florida, New York and federal laws, rules and regulations that a Florida or New York counsel exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company and the Manager, the Distribution Agreement or the Transaction, excluding the laws, rules and regulations set forth below. The following Florida, New York and federal laws, rules and regulations are expressly excluded from the scope of this opinion: (a) except as set forth in paragraphs 4-8, 11, 12, 14, and the paragraph immediately following paragraph 15, securities laws, rules and regulations, including state blue sky laws and regulations of FINRA; (b) Federal Reserve Board margin regulations; (c) laws, rules and regulations regulating banks and other financial institutions, insurance companies and investment companies; (d) pension and employee benefit laws, rules and regulations, such as the Employee Retirement Income Security Act (ERISA);  (e) labor laws, rules and regulations, including laws on occupational safety and health (OSHA); (f) antitrust and unfair competition laws, rules and regulations; (g) laws, rules and regulations concerning compliance with fiduciary requirements; (h) laws, rules and regulations concerning the creation, attachment, perfection and priority of any lien or security interest; (i) except as set forth in paragraphs 13 and 15, laws, rules and regulations relating to taxation; (j) bankruptcy, fraudulent conveyance, fraudulent transfer and other insolvency laws; (k) environmental laws, rules and regulations; (l) laws, rules and regulations relating to patents, copyrights, trademarks, trade secrets and other intellectual property; (m) local laws, statutes, administrative decisions, ordinances, rules or regulations, including any zoning, planning, building, occupancy or other similar approval or permit or any other ordinance or regulation of any county, municipality, township or other political subdivision of the State of Florida; (n) criminal and state forfeiture laws and any racketeering laws, rules and regulations; (o) other statutes of general application to the extent that they provide for criminal prosecution; (p) laws relating to terrorism or money laundering; and (q) laws, regulations and policies concerning national and local emergency and possible judicial deference to acts of sovereign states.

We did not physically witness the execution and delivery of the Distribution Agreement and our opinions herein regarding the execution and delivery of the Distribution Agreement by the Company and the Manager are based solely on our review of the Certificates to Counsel in which the Company and the Manager confirmed that they had executed and delivered the Distribution Agreement.

We express no opinion in paragraph 9 as to compliance or non-compliance with provisions in other agreements that require financial calculations or determinations to ascertain compliance or relating to any other aspects of the financial condition or results of operations of the Company or the Manager.

We express no opinion as to any consent, approval, authorization or other action or filing necessary for the ongoing operation of the Company, Enterprise or the Manager, or each of their respective businesses.

The opinion regarding enforceability of the Distribution Agreement that is contained in paragraph 10 above is limited by: (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, and similar law affecting the rights of creditors’ generally (the “Bankruptcy Exception”); and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity (the “Equitable Principles Limitation”). In addition, certain of the provisions of the Distribution Agreement might not be enforceable; nevertheless, subject to the Bankruptcy Exception and the Equitable Principles Limitation, such unenforceability: (i) will not render the Distribution Agreement invalid as a whole, or (ii) substantially interfere with the practical realization of the principal benefits purported to be provided by the Distribution Agreement. Further, no opinion is expressed herein with respect to any provision of the Distribution Agreement that: (a) purports to excuse a party from liability for the party’s own acts; (b) purports to make void any act done in contravention thereof; (c) purports to authorize a party to act in its sole discretion or purports to provide that determination by a party is conclusive; (d) requires waivers or amendments to be made only in writing; (e) purports to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws, waivers of any statute of limitations or waivers of broadly or vaguely stated rights, of unknown future defenses or of rights to damages; (f) imposes or permits: (i) liquidated damages, (ii) the appointment of a receiver, (iii) penalties, (iv) indemnification for gross negligence, willful misconduct or other wrongdoing, (v) confessions of judgment, or (vi) rights of self-help or forfeiture; (g) purports to limit or alter laws requiring mitigation of damages; (h) concerns choice of forum, consent or submission to the personal or subject matter jurisdiction of courts, venue of actions or means of service of process, waivers of rights to jury trials, and agreements regarding arbitration;  (i) purports to reconstitute the terms thereof as necessary to avoid a claim or defense of usury; (j) purports to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees; (k) relates to the evidentiary standards or other standards by which the Transaction Documents are to be construed, including, but not limited to, provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings; (l) prohibits or unreasonably restricts: (i) competition, (ii) the solicitation or acceptance of customers, business relationships or employees, (iii) the use or disclosure of information, or (iv) activities in restraint of trade; (m) enumerates that remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative; (n) constitutes severability provisions; (o) permits the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform; (p) purports to create rights to setoff otherwise than in accordance with applicable law; (q) contains a blanket prohibition on assignments or a specific prohibition on assignment of payments due or to come due; or (r) purports to entitle any party to specific performance of any provision thereof.

We express no opinion on the validity, binding effect or enforceability of any provision for indemnification to the extent the validity, binding effect or enforceability thereof may be limited by matters of public policy.

With respect to our opinion set forth in paragraph 12 above, said opinion is based solely on the no-action letters and other interpretations of the staff of the SEC’s Division of Investment Management and does not give effect to any changes that may occur as a result of the publication of the SEC’s Concept Release dated August 31, 2011 (the “Concept Release”) relating to Section 3(c)(5)(C) of the Investment Company Act of 1940 (Release No. IC-29778).

With respect to our opinions in paragraphs 13 and 15 above, said opinions are based upon the Code, published judicial decisions, administrative regulations and published rulings and procedures as in existence on the date hereof.  Future legislative, judicial or administrative changes, on either a prospective or retroactive basis, could affect said opinions. Further, said opinions are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or a court will not sustain a contrary position.  We assume no responsibility to advise the Company or any person of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law regulations or interpretations thereof.  The Company’s qualification and taxation as a REIT for periods not yet completed will depend upon its ability to meet, through actual operating results, requirements under the Code regarding income, assets, distributions, diversity of stock ownership and activities. Because the Company’s satisfaction of these requirements for periods not yet completed will depend on future events, no assurance can be given that the actual results of its operations for any such period will satisfy the tests necessary to qualify as or be taxed as a REIT under the Code.  We have not undertaken to review the Company’s compliance with these requirements on a continuing basis.

This opinion letter is furnished to you solely for your benefit in connection with the Transaction and may not be relied upon by any third party for any other purpose without our prior written consent in each instance. Further, copies of this opinion letter may not be furnished to any other party, nor may any portion of this letter be quoted, circulated or referred to in any other document without our prior written consent.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

Very truly yours,